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                                                                       EXHIBIT 6

                     COHEN & STEERS EQUITY INCOME FUND, INC.
                                757 Third Avenue
                            New York, New York 10017


                                                                 March ___, 1998


Cohen & Steers Securities, Inc.
757 Third Avenue
New York, New York  10017

                  Distribution Agreement (Class I Shares Only)

Dear Sirs:

               1. In consideration of the agreements on your part herein contained and of the payment by us to you of a fee of $1 per year and on the terms and conditions set forth herein, we have agreed that you shall be, for the period of this agreement, a distributor, as our agent, for the unsold portion of such number of Class I shares of our common stock, $.001 par value per share, as may be effectively registered from time to time under the Securities Act of 1933, as amended (hereinafter referred to as the "Act").

               2. We hereby agree that you will act as our agent, and hereby appoint you our agent, to offer, and to solicit offers to subscribe to, the unsold balance of Class I shares of our common stock as shall then be effectively registered under the Act. All subscriptions for Class I shares of our common stock obtained by you shall be directed to us for acceptance and shall not be binding on us until accepted by us. You shall have no authority to make binding subscriptions on our behalf. We reserve the right to sell Class I shares of our common stock through other distributors or directly to investors through subscriptions received by us at our principal office in New York, New York. The right given to you under this agreement shall not apply to Class I








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shares of our common stock issued in connection with (a) the merger or consolidation of any other investment company with us, (b) our acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company, or (c) the reinvestment in Class I shares of our common stock by our stockholders of dividends or other distributions or any other offering by us of securities to our stockholders.

               3. You will use your best efforts to obtain subscriptions to Class I shares of our common stock upon the terms and conditions contained herein and in the then current Prospectus and Statement of Additional Information relating to the Class I shares including the offering price. You will send to us promptly all subscriptions placed with you. We will advise you of the approximate net asset value per Class I share or net asset value per Class I share (as used in the Prospectus or Statement of Additional Information) on any date requested by you and at such other times as it shall have been determined by us. We shall furnish you from time to time, for use in connection with the offering of Class I shares of our common stock, such other information with respect to us and Class I shares of our common stock as you may reasonably request. We shall supply you with such copies of our current Prospectus and Statement of Additional Information in effect from time to time as you may request. You are not authorized to give any information or to make any representations, other than those contained in the Registration Statement, Prospectus or Statement or Additional Information, as then in effect, filed under the Act covering Class I shares of our common stock or which we may authorize in writing. You may use employees, agents and other persons who may not be your employees or agents, at your cost and expense, to assist you in carrying out your obligations hereunder, but no such employee, agent or other person shall be deemed to be your agent or have any rights under this agreement.








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               4. We reserve the right to suspend the offering of Class I shares of our common stock at any time, in the absolute discretion of our Board of Directors, and upon notice of such suspension you shall cease to offer Class I shares of our common stock hereunder.

               5. Both of us will cooperate with each other in taking such action as may be necessary to qualify Class I shares of our common stock for sale under the securities laws of such states as we may designate, provided, that you shall not be required to register as a broker-dealer or file a consent to service of process in any such state. Pursuant to our Investment Advisory Agreement dated August 14, 1997, with Cohen & Steers Capital Management, Inc., we will pay all fees and expenses of registering Class I shares of our common stock under the Act and of qualification of Class I shares of our common stock and our qualification under applicable state securities laws. You shall pay all expenses relating to your broker-dealer qualification.

               6. We represent to you that our Registration Statement, Prospectus and Statement of Additional Information (as in effect from time to time) under the Act have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission thereunder. We represent and warrant to you that your Registration Statement, Prospectus and Statement of Additional Information contain or will contain all statements required to be stated therein in accordance with the Act and the rules and regulations of said Commission, and that all statements of fact contained or to be contained therein are or will be true and correct at the time indicated or the effective date as the case may be; that our Registration Statement, Prospectus and Statement of Additional Information when any of them shall become effective or be authorized for use, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Class I shares of our








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common stock. We will from time to time file such amendment or amendments to our
Registration Statement, Prospectus and Statement of Additional Information as, in the light of future developments, shall, in the opinion of our counsel, be necessary in order to have our Registration Statement, Prospectus and Statement of Additional Information at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Class I shares of our common stock, but, if we shall not file such amendment or amendments within fifteen days after receipt by us of a written request from you to do so, you may, at your option, terminate this agreement immediately. We shall not file any amendment to our Registration Statement, Prospectus or Statement of Additional Information without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit our right to file at any time such amendments to our Registration Statement, Prospectus or Statement of Additional Information of whatever character, as we may deem advisable, such right being in all respects absolute and unconditional. We represent and warrant to you that any amendment to our Registration Statement, Prospectus or Statement of Additional Information hereafter filed by us will, when it becomes effective, contain all statements required to be stated therein in accordance with the Act and the rules and regulations of said Commission, that all statements of fact contained therein will, when the same shall become effective, be true and correct and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of our Class I shares.

               7. We agree to indemnify, defend and hold you, and any person who controls you within the meaning of Section 15 of the Act, free and harmless from and against any and all




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claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you or any such controlling person may incur, under the Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in our Registration Statement, Prospectus or Statement of Additional Information in effect from time to time under the Act or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading; provided, however, that in no event shall anything herein contained be so construed as to protect you against any liability to us or our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of your duties, or by reason of your reckless disregard of your obligations and duties under this agreement. Our agreement to indemnify you and any such controlling person as aforesaid is expressly conditioned upon our being notified of any action brought against you or any such controlling person, such notification to be given by letter or by telegram addressed to us at our principal office in New York, New York, and sent to us by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. The failure so to notify us of any such action shall not relieve us from any liability which we may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of our indemnity agreement contained in this paragraph 7. We will be entitled to assume the defense of any suit brought to enforce any such claim, and to retain counsel of good standing chosen by us and approved by you. In the event we do elect to assume the defense of any such suit and retain counsel of good standing approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any








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of them; but in case we do not elect to assume the defense of any such suit, or in case you do not approve of counsel chosen by us, we will reimburse you or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them. Our indemnification agreement contained in this paragraph 7 and our representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any controlling person and shall survive the sale of any Class I shares of our common stock made pursuant to subscriptions obtained by you. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your successors and assigns, and to the benefit of any controlling persons and their successors and assigns. We agree promptly to notify you of the commencement of any litigation or proceeding against us in connection with the issue and sale of any Class I shares of our common stock.

               8. You agree to indemnify, defend and hold us, our several officers and directors, and any person who controls us within the meaning of
Section 15 of the Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which we, our officers or directors, or any such controlling person may incur under the Act or under common law or otherwise, but only to the extent that such liability, or expense incurred by us, our officers or directors or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by you to us for use in our Registration Statement, Prospectus or Statement of Additional Information in effect from time to time under the Act, or shall arise out of or be based upon any alleged omission to state a








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material fact in connection with such information required to be stated in the
Registration Statement, Prospectus or Statement of Additional Information or necessary to make such information not misleading. Your agreement to indemnify us, our officers or directors, and any such controlling person as aforesaid is expressly conditioned upon your being notified of any action brought against us, our officers or directors or any such controlling person, such notification to be given by letter or telegram addressed to you at your principal office in New York, New York, and sent to you by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. You shall have a right to control the defense of such action, with counsel of your own choosing, satisfactory to us, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event you and we, our officers or directors or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify you of any such action shall not relieve you from any liability which you may have to us, to our officers or directors, or to such controlling person by reason of any such untrue statement or omission on your part otherwise than on account of your indemnity agreement contained in this paragraph 8.

               9. We agree to advise you immediately:

                  (a) of any request by the Securities and Exchange Commission for amendments to our Registration Statement, Prospectus or Statement of Additional Information or for additional information,

                  (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of our Registration Statement,







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Prospectus or Statement of Additional Information or the initiation of any proceedings for that purpose,

                  (c) of the happening of any material event which makes untrue any statement made in our Registration Statement, Prospectus or Statement of Additional Information or which requires the making of a change in any thereof in order to make the statements therein not misleading, and

                  (d) of all action of any Securities and Exchange Commission with respect to any amendments to our Registration Statement, Prospectus or Statement of Additional Information which may from time to time be filed with the Securities and Exchange Commission under the Act.

               10. This Agreement shall become effective on the date hereof and shall remain in effect until December 31, 1999, and thereafter automatically for successive twelve-month periods (computed from each January 1) provided that such continuance is specifically approved at least annually by a vote of a majority of our outstanding voting securities, as defined in the Investment Company Act of 1940, as amended, or by our Board of Directors, and in either case by a majority of our directors who are not parties to this agreement or interested persons, as defined in the Investment Company Act of 1940, of any such party. This agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of our outstanding voting securities (as so defined), or by a vote of a majority of our Directors who are not parties to this agreement or interested persons (as defined in the Investment Company Act of 1940, as amended) of any party to this agreement, on sixty days' written notice to you, or by you on sixty days' written notice to us.








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               11. This agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge. The terms "transfer", "assignment", and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

               12. Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your officers, directors or employees who may also be a director, officer or employee of ours, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

               If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                       Very truly yours,
                                       Cohen & Steers Equity Income Fund, Inc.


                                       By___________________________
                                                Martin Cohen
                                                President


Accepted:
Cohen & Steers Securities, Inc.



By_____________________________
        Robert H. Steers
        President





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